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                                                                    EXHIBIT 99.3

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



      We hereby consent to the use in the Registration Statement of Energy East Corporation on Form S-4 and in the Joint Proxy Statement/Prospectus of RGS Energy Group, Inc. and Energy East Corporation, which is part of the Registration Statement, of our opinion dated February 16, 2001 appearing as Appendix B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "Summary - The Merger," "The Merger - Background" and "The Merger - Opinion of the Financial Advisor to the RGS Energy Board." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                     MORGAN STANLEY & CO. INCORPORATED



                                     By:  /s/ Daniel B. More
                                          ---------------------------------
                                          Daniel B. More
                                          Managing Director


New York, New York
April 19, 2001